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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 July 19, 2005
               (Date of Report - date of earliest event reported)


                        Commission File Number 0-5525


                              PYRAMID OIL COMPANY
              (Exact name of registrant as specified in its charter)


                CALIFORNIA                                94-0787340
     (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)


                 2008 - 21ST. STREET
               BAKERSFIELD, CALIFORNIA                    93301
        (Address of principal executive offices)        (Zip Code)


                                  (661) 325-1000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ]  Written communications pursuant to Rule 425 under the Securities
           Act (17 CFR 230.425)

    [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))



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Section 5 - Corporate Governance and Management


Item 5.02   Departure of Directors or Principal Officers; Election of
              Directors; Appointment of Principal Officers

     Effective July 19, 2005, Mr. Michael D. Herman has been elected Chairman of the Board and a Director of Pyramid Oil Company (the Company). Mr. Herman purchased 1,338,485 shares of the common stock of the Company (approximately 56% of the Company's outstanding common stock) from J. Ben Hathaway, Jean Hathaway, Henry Hathaway and John Hathaway.

     Mr. Herman was elected at a regular meeting of the Board of Directors held on July 19, 2005, to fill a vacancy on the Board of Directors created by the resignation of J. Ben Hathaway from the Board of Directors, effective June 15, 2005, concurrent with the sale of the common stock of Pyramid Oil Company by Mr. Hathaway and his family members. The Company had agreed to elect Mr. Herman to fill the vacancy created by Mr. Hathaway's resignation.

     Mr. Herman is expected to be named to the Nominating and Governance, Compensation and Audit Committees of the Board of Directors.































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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           PYRAMID OIL COMPANY
                                              (Registrant)

    Dated: July 25, 2005

                                             JOHN H. ALEXANDER
                                        By: -------------------
                                             John H. Alexander
                                                 President